    As filed with the Securities and Exchange Commission on March 14, 2003

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                   FORM 8-A/A
                                (AMENDMENT NO. 1)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             ----------------------

                                NOBLE CORPORATION
             (Exact name of registrant as specified in its charter)

             CAYMAN ISLANDS                                         98-0366361
(State of incorporation or organization)                 (IRS Employer Identification No.)

  13135 SOUTH DAIRY ASHFORD, SUITE 800
            SUGAR LAND, TEXAS                                         77478
(Address of principal executive offices)                            (Zip Code)

      If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

      If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

             TITLE OF EACH CLASS                       NAME OF EACH EXCHANGE ON WHICH EACH
             TO BE SO REGISTERED                            CLASS IS TO BE REGISTERED

     PREFERRED SHARE PURCHASE RIGHTS TO                           NEW YORK STOCK
   PURCHASE SERIES A JUNIOR PARTICIPATING                            EXCHANGE
PREFERRED SHARES, PAR VALUE $1.00 PER SHARE


Securities to be registered pursuant to Section 12(g) of the Act:      NONE

         Noble Corporation hereby amends Item 1 of its Registration Statement on Form 8-A, dated April 26, 2002, by adding the information set forth below under the new caption "First Amendment to the Rights Agreement." Noble Corporation also amends Item 2 of such Form 8-A by filing the First Amendment to the Rights Agreement as Exhibit 6 hereto.

ITEM 1.  Description of Registrant's Securities to be Registered.

         The information for the Ordinary Shares and the Preferred Share Purchase Rights under the caption "Description of Authorized Shares of Noble-Cayman" set forth in the Registration Statement on Form S-4 (Registration No. 333-84278) of Noble Corporation (the "Company") filed with the Securities and Exchange Commission on March 13, 2002 is incorporated herein by reference.

FIRST AMENDMENT TO THE RIGHTS AGREEMENT

         On March 12, 2003, Noble Corporation, a Cayman Islands exempted company limited by shares (the "Company"), and UMB Bank, N.A., as Rights Agent (the "Rights Agent"), entered into the First Amendment to the Rights Agreement (the "Amendment"). The Amendment amends the Rights Agreement dated as of March 13, 2002, between the Company and the Rights Agent (the "Rights Agreement"), to increase from 15% to 25% the maximum percentage of the outstanding Ordinary Shares, par value US$.10, of the Company that any Person, and such Person's Affiliates and Associates (as such terms are defined in the Rights Agreement), could beneficially own without causing the Rights to become exercisable. A copy of the Amendment is filed as an exhibit to this Registration Statement and is incorporated herein by reference.

ITEM 2.  Exhibits.

Exhibit No.       Description of Exhibit
-----------       ----------------------

1 Memorandum of Association of the Company (incorporated by reference to Exhibit 3.3 of the Company's Registration Statement on Form S-4, Registration No. 333-84278)

2 Articles of Association of the Company (incorporated by reference to Exhibit 3.4 of the Company's Registration Statement on Form S-4, Registration No. 333-84278)

3 Specimen Ordinary Share Certificate, par value US$0.10 per share, of the Company (incorporated by reference to Exhibit
                  3.5 of the Company's Registration Statement on Form S-4, Registration No. 333-84278)

4 Terms of Series A Junior Participating Preferred Shares of the Company (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-4, Registration No. 333-84278)

Exhibit No.       Description of Exhibit
-----------       ----------------------

5 Rights Agreement between the Company and UMB Bank, N.A., as Rights Agent, which includes the Form of Right Certificate as Exhibit B thereto (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-4, Registration No. 333-84278)

6 First Amendment to Rights Agreement between the Company and UMB Bank, N.A., as Rights Agent, dated as of March 12, 2003

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       NOBLE CORPORATION



Date: March 14, 2003                   By: /s/ JULIE J. ROBERTSON
                                          ----------------------------------
                                          Julie J. Robertson
                                          Senior Vice President - Administration

                                EXHIBIT INDEX



Exhibit No.       Description of Exhibit
-----------       ----------------------

1 Memorandum of Association of the Company (incorporated by reference to Exhibit 3.3 of the Company's Registration Statement on Form S-4, Registration No. 333-84278)

2 Articles of Association of the Company (incorporated by reference to Exhibit 3.4 of the Company's Registration Statement on Form S-4, Registration No. 333-84278)

3 Specimen Ordinary Share Certificate, par value US$0.10 per share, of the Company (incorporated by reference to Exhibit
                  3.5 of the Company's Registration Statement on Form S-4, Registration No. 333-84278)

4 Terms of Series A Junior Participating Preferred Shares of the Company (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-4, Registration No. 333-84278)

5 Rights Agreement between the Company and UMB Bank, N.A., as Rights Agent, which includes the Form of Right Certificate as Exhibit B thereto (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-4, Registration No. 333-84278)

6 First Amendment to Rights Agreement between the Company and UMB Bank, N.A., as Rights Agent, dated as of March 12, 2003